May 31, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:      Hibernia Corporation
         Current Report on Form 8-K
         Commission File No. 1-10294

Dear Sirs:

     Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, one such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

     Please call the undersigned at (504) 533-2486 if you have any questions concerning this filing.

                                                     Very truly yours,


                                                     /s/Patricia C. Meringer
                                                     Patricia C. Meringer
                                                     Corporate Counsel and
                                                     Secretary

PCM/mch
Enclosure

cc: John Kiesel

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 31, 2000
                                                ________________
                                                  May 30, 2000



                              Hibernia Corporation

            (Exact name of issuer as specified in its charter)




 Louisiana                       1-10294                    72-0724532
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)               Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 5.   Other Events.

        On May 30, 2000, Hibernia and the Rosenthal Agency announced that they have signed a definitive purchase agreement that will significantly expand Hibernia's insurance expertise and market share. The press release announcing the purchase and the Purchase and Assumption Agreement are attached to this Report as Exhibits.


                                 EXHIBIT INDEX

Exhibit                                                          Page
Number               Description                                 Number

99.6                 News Release issued by the Registrant
                     on May 30, 2000                               1

99.7                 Purchase and Assumption Agreement             2


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HIBERNIA CORPORATION
                                  (Registrant)

Date:  May 31,2000                           By:  /s/Patricia C. Meringer
                                                    Patricia C. Meringer
                                                    Corporate Counsel and
                                                    Secretary

EXHIBIT 99.6

For IMMEDIATE Release May 30, 2000

MEDIA INQUIRIES:                                    ALL INQUIRIES FOR ROSENTHAL:
Jim Lestelle - Senior Vice President         Leslie Rosenthal Jacobs - President
and Manager, Corporate Communications                    Office: (504) 846-4595;
Office: (504) 533-5482;                                     Home: (504) 895-2619
Home: (504) 488-8826                   E-mail: leslie.jacobs@rosenthalagency.com
E-mail: jlestelle@hibernia.com

INVESTOR INQUIRIES:
Trisha Voltz--Vice President
and Manager, Investor Relations
Office:   (504)   533-2180;
Home:   (504) 738-9852
E-mail: tvoltz@hibernia.com

                             N E W S R E L E A S E

                  HIBERNIA'S INSURANCE CAPABILITIES WILL GROW
               WITH ACQUISITION OF ROSENTHAL AGENCY, LOUISIANA'S
                      LARGEST INDEPENDENT INSURANCE BROKER

     NEW ORLEANS - Hibernia and the Rosenthal Agency announced today that they have signed a definitive purchase agreement that would significantly expand Hibernia's insurance expertise and market share through the addition of Rosenthal's risk management, business and personal insurance, and employee benefits services.

     Headquartered in Metairie, La., with additional offices in Baton Rouge and Lafayette, the Rosenthal Agency is the largest independent insurance broker in Louisiana and the 90th-largest in the United States. The agency currently generates $90 million in premiums annually and serves commercial and retail clients in Hibernia"s Louisiana and East Texas markets. Among its client base are specialty industries such as energy and marine, construction and bonding, transportation, real estate, wholesalers and auto dealerships.

     The Rosenthal Agency is also a national leader because it has built a record as one of the most experienced, innovative and respected firms of its kind," said Hibernia President and CEO Stephen A. Hansel. "The blending of Rosenthal's risk management and insurance expertise with the investment banking services of Hibernia Southcoast Capital, as well as our product innovation and technological capabilities, will bring an integrated approach to financial services that can help industries of all kinds,as well asconsumers, prosper."

     Stan H. Rosenthal founded the Rosenthal Agency in New Orleans in 1965. Leslie Rosenthal Jacobs and Stephen R. Rosenthal have been actively involved in the business since 1980 and have owned it since 1991.

     "Hibernia's strong business and consumer base and leading banking-office network will allow us to serve new customers and expand our service to existing customers," said Jacobs, the agency's president.

     "The bank already has relationships with more than a third of the 1.6 million consumer households and 232,000 small businesses and almost half of the 1,500 middle-market companies in Louisiana," she pointed out,"and in Hibernia's combined East Texas markets,no bank has greater penetration. This kind of market power, combined with the Rosenthal Agency's dedication to providing tailored services and solutions that help customers achieve their goals, will allow us to serve our customers as never before."

     "Knowing the difference between selling and solving the challenges that customers face sets the Rosenthal Agency apart from its competitors," Hansel said. "The firm's 80 employees have the technical expertise, training and enthusiasm to create imaginative, researched, thoughtful solutions to the risk management and benefits issues that today's insurance customers face. We're pleased they're joining Hibernia's team."

     Because the Rosenthal brand is so widely recognized, the Hibernia Insurance Agency, L.L.C., name will be changed to the Hibernia Rosenthal Insurance Agency, L.L.C. Jacobs will serve as chairman, and Rosenthal will continue to be active in the business. Tom Fields, currently president of Hibernia Insurance Agency, will remain as president. The transaction,the terms of which were not disclosed, is expected to close in early July. The agency will continue to be a wholly owned subsidiary of Hibernia National Bank.

     Hibernia added insurance to its growing menu of financial products and services in 1998 with the purchase of two agencies. Following the acquisition of three Texas offices from Compass Bank, Hibernia would have $15.8 billion in assets and 255 banking locations in 15 Texas counties and 34 Louisiana parishes. It has nearly 11% deposit market share in the Texas counties and is the leading bank in Louisiana, with a 23.0% statewide share. In the Texarkana area, Hibernia has a 40% deposit market share. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange. News releases, product and service information,and other useful data are available at www.hibernia.com.Requests for information about products and services can be e-mailed to mailus@hibernia.com.

EXHIBIT 99.7

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 29th day of May, 2000, by and among Hibernia National Bank, a national banking association ("Purchaser"), on the one hand, and Leslie R. Jacobs, a Louisiana resident ("Mrs. Jacobs"), and Stephen R. Rosenthal, a Louisiana resident ("Mr. Rosenthal"), on the other hand (each referred to herein individually as a "Seller"; and collectively as the "Sellers").

                              W I T N E S S E T H :

     WHEREAS, Sellers own all of the issued and outstanding shares of capital stock of Rosenthal Agency, Inc., a Louisiana corporation (the "Company"); and

     WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of the issued and outstanding shares of capital stock of the Company.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:

                                   ARTICLE 1.
                  SALE AND TRANSFER OF SHARES; PURCHASE PRICE;
                            CLOSING; CERTAIN ASSETS

     1.1 Sale and Transfer of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Sellers will sell and transfer to Purchaser, and Purchaser will purchase from Sellers, all of the issued and outstanding shares of capital stock of the Company (the "Shares").

     1.2 Purchase Price for Shares. In full payment for the Shares, Purchaser will pay, and Sellers will accept, an aggregate purchase price (the "Purchase Price) as described in Article 1A, payable pro rata to Sellers in accordance with their respective percentage ownership of the Shares as of the Closing, as set forth on Schedule 1.2 annexed hereto.


     1.3 Closing. The closing (the "Closing") of the purchase and sale of the Shares shall take place at the offices of Phelps Dunbar, L.L.P., New Orleans, Louisiana, at 10:00 a.m. (local time) (i) on the later to occur of July 1, 2000 or the third business day after all applicable waiting periods under the H-S-R Act (as hereinafter defined) shall have terminated, or (ii) at such other date, time and place as the parties may agree, in either case unless extended as provided for in this Agreement. The scheduled date of Closing, so fixed, is nevertheless subject to extension as provided in Sections 4.4 and 5.3; and may be extended up to five business days (but not beyond the date set forth in Sections 6.2 and 8.1(d)) by any party if necessary to permit conditions that are not then satisfied to become satisfied. The actual date of Closing is hereinafter sometimes called the "Closing Date". The various documents to be delivered at or immediately prior to the Closing are hereinafter collectively referred to as the "Closing Documents". Except as otherwise provided in Article 8, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.4      Closing Obligations.  At the Closing:

         (a)      Sellers will deliver to Purchaser:

                  (i) certificates representing all issued and outstanding shares of capital stock of the Company, duly endorsed (or accompanied by duly executed stock powers) for transfer to Purchaser;

                  (ii) a certificate executed by Sellers representing and warranting to Purchaser that Sellers' representations and warranties in Article 2 of this Agreement were accurate in all material respects as of the date of this Agreement (giving effect to the Disclosure Schedule), and that the warranties and representations in Article 2 of this Agreement are accurate in all material respects as of the Closing Date as if made on the Closing Date (giving effect to the Disclosure Schedule); and that Sellers have performed all obligations required to be performed prior to or at the Closing by either of them pursuant to Sections 1.4(a); 4.2(b), (g), (h), (m), (o), (q) and (w); 4.5; 4.10;
          6.1; 6.2; 6.3; 7.A5 and 7A.6 of this Agreement;

                  (iii) an opinion of Adams and Reese, LLP, counsel to Sellers, dated the Closing Date, covering the matters described on Schedule 1.4(a)(iii);

                  (iv) business protection agreements between Hibernia Insurance Agency, L.L.C. a Louisiana limited liability company (the "Insurance Agency"), and Mrs. Jacobs, in the form of Schedule 1.4(a)
          (iv)-1 and business protection agreements between the Insurance Agency and Mr. Rosenthal in the form of Schedule 1.4(a)(iv)-2;

                  (v) if requested by Purchaser, the resignation of each officer and director of the Company;

                  (vi) a guaranty agreement by Mr. Rosenthal and Mrs. Jacobs in the form of Schedule 1.4(vi) guaranteeing the obligations of General Financial Services to the Company and the Insurance Agency, together with the promissory note evidencing such obligations;

                  (vii) a guaranty agreement by Mr. Rosenthal and Mrs. Jacobs in the form of Schedule 1.4(vii) guaranteeing a loan in the amount of $393,699.39 from the Company to Edenborn Real Estate Partnership, such loan being payable in full not later than 30 days after the Closing, together with the revised promissory note evidencing such loan;

                 (viii) an escrow agreement (the "Indemnification Escrow") among the Purchaser, the Sellers and Hibernia National Bank, as escrow agent, in the form of Schedule 1A.4(a)(viii);

                 (ix) a certificate executed by the Sellers specifying the reports filed by Hibernia with the Securities and Exchange Commission under the Securities Exchange Act of 1934,as amended, between the date of this Agreement and the Closing Date that were delivered to the Sellers on or prior to the Closing Date; and

                 (x) such other documents or instruments with respect to Sellers or the Company or its subsidiaries as Purchaser may reasonably request or as may be provided for in this Agreement.

         (b)      Purchaser will deliver to Sellers:

                 (i)     the Cash Portion (defined in Section 1A.3);

                 (ii)    the Warrants described in Section 1A.2;

                 (iii) the Indemnification Escrow and deposit $1 million with the escrow agent designated in the Indemnification
          Escrow;

                 (iv) a certificate executed by the Purchaser representing and warranting to Sellers that the Purchaser's representations and warranties in Article 3 of this Agreement were accurate in all material respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date; and that the Purchaser has performed all obligations required to be performed prior to or at the Closing the Purchaser pursuant to this Agreement;

                 (v) an opinion of Phelps Dunbar, L.L.P., counsel to the Purchaser, dated the Closing Date, covering the matters described on
          Schedule 1.4(b)(v) annexed hereto; and

                 (vi) such other documents or instruments with respect to the Purchaser as Sellers may reasonably request or as may be provided for in this Agreement.

     1.5 Certain  Assets.  The personal and corporate  assets listed on Schedule
1.5 annexed hereto are owned by the Sellers and not the Company (the "Scheduled Assets"). The parties hereto agree and acknowledge that Purchaser shall not acquire any right or title in and to such assets by virtue of its purchase of the Shares.

                                   ARTICLE 1A.
                                 PURCHASE PRICE

     1A.1 Purchase Price. The Purchase Price is $23,000,000 (subject to the potential effect of Section 1A.2) and has three components: (i)the "Warrants" described in Section 1A.2; (ii)the "Cash Portion" described in Section 1A.3; and
(iii) amounts that may become payable to Sellers from the principal of the "Indemnification Escrow" described in Section 1A.4.

     1A.2 Warrants. At the Closing, the Purchaser will deliver (i) to Mr. Rosenthal a Warrant to purchase * shares of Class A common stock, no par value, of Hibernia Corporation, a Louisiana corporation ("Hibernia"), in the form annexed hereto as Schedule 1A.2-1 and (ii) to Mrs. Jacobs a Warrant to purchase
* shares of Class A common stock, no par value, of Hibernia in the form annexed hereto as Schedule 1A.2-2.

     1A.3 Cash Portion.

     The cash portion ("Cash Portion") of the Purchase Price is equal to $21,000,000, less $1,000,000 that will be deposited in the Indemnification Escrow described in Section 1A.4, such that $20,000,000 of the Purchase Price will be delivered to Sellers in cash at the Closing.

     1A.4 Indemnification Escrow At the Closing, Purchaser will deposit $1,000,000 of the Purchase Price with Hibernia National Bank, as escrow agent, pursuant to the Indemnification Escrow, which funds are to be held and disbursed by the escrow agent in accordance with the Indemnification Escrow. The $1,000,000 deposited in escrow shall be deemed to be part of the Purchase Price.

                                   ARTICLE 2.
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers, jointly and severally, represent and warrant to Purchaser the following:


     2.1 Ownership of Stock. The names of the holders of the Shares and the respective number of Shares owned by each holder as of the date hereof and that will be owned by each holder as of the Closing are set forth on Schedule 1.2 annexed hereto. The Shares constitute all of the issued and outstanding shares of the capital stock of the Company. Each Seller has good and marketable title to the Shares set forth opposite such Seller's name on Schedule 1.2 and has all requisite power and authority to sell, assign and deliver the Shares to Purchaser, free and clear of any lien, claim, demand, encumbrance, proxy, equity or voting agreement and, at the time of delivery of the Shares to Purchaser at the Closing, against payment therefor, Sellers will deliver and Purchaser will acquire good and marketable title to the Shares, free and clear of any liens, claims, demands, encumbrances, proxies, equities or voting agreements.

     2.2 Capitalization of the Company. The authorized capital stock of the Company consists of 2,000 shares of common stock, no par value, of which 104 shares are issued and outstanding. All outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of such shares has been issued in violation of any preemptive or other purchase right or any federal or state Laws (as defined below). The Company does not have any outstanding stock, subscription, option, warrant, rights or other agreement or commitment obligating the Company to issue, sell or redeem shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock.

     2.3 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified. The Company has corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its existing agreements, contracts and obligations. Except as provided in the Disclosure Schedule (as supplemented in accordance with Section 4.4, the "Disclosure Schedule"), Sellers have made available to Purchaser true and complete copies of the Articles of Incorporation, the Bylaws, the minute books containing the minutes of all meetings of the Board of Directors (and any committees thereof) and stockholders of the Company and the stock record books of the Company as in effect at the time of delivery.

     2.4 Sellers' Authority; Conflicts.



     (a) This Agreement constitutes the legal, valid, and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors’ rights generally and by the application of general equitable principles. Upon the execution and delivery of the Closing Documents to be delivered by Sellers, such Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by the application of general equitable principles. Each Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents to be executed by such Seller and to perform such Seller's obligations under this Agreement and such Closing Documents.

     (b) Neither the execution and delivery of this Agreement nor the consummation or performance by Sellers or the Company of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Articles of Incorporation of the Company, or (B) any provision of the Bylaws of the Company;

          (ii) contravene, conflict with, or result in a violation of any statute, regulation, or judicial or administrative order to which the Company or any of the Sellers, or any of the assets owned or used by the Company may be subject (except that the Sellers cannot determine the effect on the Company's and its licensed employees' Louisiana or non-resident insurance licenses);

         (iii) subject to compliance with any notification and filing obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or authorization held by the Company or that otherwise relates to the business of, or any of the assets owned by, the Company (except that the Sellers cannot determine the effect on the Company's and its licensed employees' Louisiana or non-resident insurance licenses);

          (iv) except as disclosed in the Disclosure Schedule, contravene, conflict with, or result in a violation or breach of any provision of, or give any person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) to which the Company is a party, it being understood that all agreements with insurance companies for the placement of insurance that appoint the Company as agent with authority to bind with respect to any matter ("Binding Authority Contracts") are material for purposes hereof; or

          (v) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the assets of the Company.



     Except as set forth in the Disclosure Schedule, neither the Sellers nor the Company will be required to give any notice to or to obtain any consent, authorization, approval or waiver from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

     2.5 Subsidiaries. The Company has no subsidiaries. Except as set forth in the Disclosure Schedule, the Company has no direct or indirect interest of any kind in any corporation, partnership, company or other entity. Set forth on the Disclosure Schedule is a list of all business entity affiliates of each Seller.


     2.6 Financial Statements; Related Matters.

     (a) Sellers have previously furnished to Purchaser true, correct and complete copies of (i) the reviewed balance sheets of the Company as of December 31, 1999, 1998 and 1997, and the related statements of income and retained earnings and cash flows for the three years ended December 31, 1997, together with the report thereon of LaPorte, Sehrt, Romig and Hand, certified public accountants (collectively, the "Reviewed Financials"), and (ii) the Company's unaudited balance sheet and unaudited statements of income and retained earnings at April 30, 1999 and for the four-month period then ended (the "Unaudited Financials") (the Reviewed Financials and the Unaudited Financials are called, collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position and results of operations of the Company and Subsidiaries as of the dates and for the periods indicated.

     (b) [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     2.7 Operations of the Company. Except as set forth in the Disclosure Schedule, since December 31, 1999:

          (i) The operations of the Company have been conducted only in the usual and customary manner and the Company will continue to conduct their business only in the usual and customary manner through the Closing Date;

          (ii) There has been no material adverse change in the business, properties, operations, prospects, assets or financial condition of the Company; and

          (iii)The Company has not taken any action, whether prior to or after the date of this Agreement, which would cause any of the covenants in Section 4.2 to be incorrect as of the Closing Date.

     2.8 Title to Properties; Encumbrances. The Disclosure Schedule contains a complete and accurate list and brief description of all real property owned ("Owned Real Property") or leased ("Leased Real Property") by the Company. The Owned Real Property and the Leased Real Property (together, the "Real Property") constitute all real property used or occupied by the Company in connection with its businesses. The Company owns (with good and marketable title, subject only to the matters permitted by the following sentence) (i) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned in the balance sheet at December 31, 1999 contained in the Reviewed Financials (the "Balance Sheet") (except for assets held under capitalized leases disclosed in the Disclosure Schedule and personal property sold or abandoned since the date of the Balance Sheet in the ordinary course of business) and (ii) all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet. All owned properties and assets reflected in the Balance Sheet or purchased or otherwise acquired thereafter are owned free and clear of all recorded and unrecorded security interests, mortgages, liens, pledges, charges, easements, restrictions, servitudes, options and other encumbrances, except (a)mortgages or security interests securing particular liabilities or obligations reflected in the Balance Sheet, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b)mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c)liens for current taxes not yet due and liens arising by operation of law with respect to obligations that are not delinquent or are being contested in good faith and described on the Disclosure Schedule,
(d) with respect to Real Property, (i) minor imperfections of title, if any, none of which is substantial in amount, detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii)zoning laws and other land use restrictions that do not impair the present or the Company's present anticipated use of the property subject thereto, and (e) other restrictions set forth in the Disclosure Schedule. With respect to the Real Property, except as set forth on the Disclosure Schedule:
(i) no portion thereof is subject to any pending condemnation Proceedings and, to the actual knowledge of Sellers, there are no threatened condemnation proceedings with respect thereto; (ii)the physical condition thereof is sufficient to permit the continued conduct of the business of the Company as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction; (iii)there are no contracts, written or oral, to which the Company or any its affiliates is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Real Property; (iv)there are no parties in adverse possession of the Real Property; and (v)no notice of any increase in the assessed valuation of the Real Property and no notice of any contemplated special assessment has been received by the Company Except as set forth in the Disclosure Schedule, to Seller's knowledge, none of the Real Property is subject to any boundary dispute or any agreement or any other matter not of record, including leases. Except as set forth in the Disclosure Schedule, the buildings and improvements located on the Real Property and the Company's activities on the Real Property are in compliance with applicable zoning regulations, and, to Sellers' knowledge, no changes in applicable zoning regulations that would affect such activities have been proposed. Except as set forth in the Disclosure Schedule, no work has been done on the Real Property which would give rise to any mechanics, materialmen's, construction or similar liens and no such contracts are outstanding or in effect with respect to the performance of any such work. If any such work is performed prior to the Closing, the Company shall discharge prior to Closing all obligations arising therefrom.

     2.9 Condition and Sufficiency of Assets. Except as set forth in the Disclosure Schedule, the properties, buildings, structures, equipment and other tangible assets of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Such assets are sufficient for the continued conduct of the Company's businesses as presently conducted, except for ordinary wear and tear. The properties and assets owned by the Company together with those leased by it under valid and enforceable leases listed in the Disclosure Schedule (or not required to be listed therein), comprise all of the properties and assets necessary or required for the conduct of the business presently conducted by the Company.

     2.10 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     2.11 No Undisclosed Liabilities. The Company has no liability or obligation of any kind, known or (in the case of liabilities and obligations of a nature that is not covered by the Company's insurance) unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, due or to become due, except for
(a)those expressly reflected or reserved against on the Balance Sheet, (b)those arising under contracts listed in the Disclosure Schedule or not required to be listed therein (none of which arises from any breach of any such contract),
(c)those incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet (none of which arises from breach of any contract or agreement, breach of warranty, tort, infringement, violation of any Laws (defined in Section 2.15) or any litigation or other proceeding or is otherwise a "loss contingency" within the meaning of Statement of Financial Accounting Standards No. 5), and (d)those disclosed in the Disclosure Schedule. Since the date of the Balance Sheet, the Company has not incurred any liabilities other than in the ordinary course of business consistent with past practice. None of the liabilities incurred since the date of the Balance Sheet is material in amount (over $25,000.00 singly or in the aggregate).

     2.12 Taxes.

     (a) The Company has filed or caused to be filed timely all tax returns that are or were required to be filed by or with respect to it pursuant to applicable laws. The Company has paid, or made provision for the payment of, all federal, state, county, local and other excise, franchise, property, payroll, income, sales, use and other taxes or governmental charges or assessments (collectively, “Taxes”) reflected as due on those tax returns, or pursuant to any assessment with respect to such Taxes, except such Taxes, if any, being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

     (b) All deficiencies proposed as a result of any federal, state or local audits of any such tax returns have been paid, reserved against, settled, or are being contested in good faith by appropriate proceedings and are set forth on the Disclosure Schedule. No such deficiency being contested will have any material adverse effect on the Company.

     (c) No proposed tax assessment exists against the Company, except as disclosed in the Balance Sheet or the Disclosure Schedule. All Taxes that the Company is or was required by applicable law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority or other person. All Taxes owed by the Company (whether or not shown on any tax return) have been paid in full.

     (d) All tax returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

     (e) Except as set forth in the Disclosure Schedule, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (f) The Taxes of the Company due and owing as of April 30, 2000 (determined in accordance with GAAP and past practices of the Company) did not exceed the reserve for the Company’s aggregate liability for such Taxes set forth on the face of the unaudited balance sheet at that date (rather than in any notes thereto).


     2.13 Employee Benefit Plans.

     (a) The Disclosure Schedule contains a list setting forth each employee benefit plan or arrangement of the Company, whether funded or unfunded, insured or uninsured, including but not limited to any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), simple IRA as defined in Section 408(p) of the Code, multiemployer plan, as defined in Section 3(37) of ERISA, employee welfare benefit plan, as defined in Section 3(1) of ERISA, non-qualified deferred compensation or similar plan, deferral commission plan, stock option plan, bonus plan, stock purchase plan, health plan, disability plan, life insurance plan, split dollar insurance arrangement, severance or termination pay plan or policy, employee retention agreement, cafeteria plan as defined in Section 125 of the Code or dependent care assistance plan as defined in Section 129 of the Code, whether or not described in Section 3(3) of ERISA, in which agents, employees, their spouses or dependents, of any of the Company participate (collectively, "Employee Benefit Plans"), true and accurate copies of which, together with related trusts, the most recent annual reports on Form 5500 series with all schedules and attachments and summary plan descriptions with respect thereto, have been furnished to Purchaser.

     (b) With respect to each Employee Benefit Plan: (i)it has been administered in all respects in compliance with its terms and with all applicable Federal, state and local Laws (defined in Section 2.14), including, but not limited to, ERISA and the Code, and regulations and rulings promulgated thereunder; (ii)no actions, suits, claims or disputes are pending, or to the knowledge of the Company threatened; (iii)no audits, inquiries, review, proceedings, claims or demands are pending with any governmental or regulatory agency; (iv)there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v)all reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been accurately completed and timely filed or distributed; (vi) the Company, its officers, directors, employees or agents, any Employee Benefit Plan, and any affiliate of any of them has not engaged in any "prohibited transaction" within the meaning of the applicable provisions of ERISA or the Code; and (vii)no excise tax is owed or reportable by the Company.

     (c) Except as set forth in the Disclosure Schedule, with respect to each Employee Benefit Plan intended to qualify under Code Section 401(a): (i)the Internal Revenue Service has issued a favorable determination letter that such plan is qualified and exempt from federal income taxes, a copy of which has been furnished to Purchaser; (ii)no such determination letter has been revoked nor, to the knowledge of the Company has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application which would adversely affect its qualification; (iii)no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv)no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v)as of the Closing Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA, if benefits described in Code Section 411(d)(6)(B) were included, will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation of such plan); (vi)the value of plan liabilities, determined on a termination basis as of the Closing Date does not exceed the fair market liquidation value of plan assets; (vii)all contributions to and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; (viii)all such contributions to the plan and all payments under the plan (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including without limitation PBGC (as defined below) and insurance premiums and trust and administration expenses) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Balance Sheet; (ix)no plan asset, as defined in ERISA, is subject at any time after the date of this Agreement to a surrender charge, including but not limited to a back-end load or early termination charge; and
(x)no plan asset, as defined in ERISA, is either carried on the books in excess of its fair market value, is a collectible as defined in Section 408(m)(2) of the Code or is unimproved real property.

     (d) The Company is not or has not been obligated to make payment to any multiemployer plan as defined in Section 3(37) of ERISA.

     (e) (i) Except as set forth in the Disclosure Schedule, the Company is not obligated under any employer welfare benefit plan as defined in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of any of them or of any predecessor after termination of employment (except as required by Section 4980B of the Code);
(ii)the Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and all other Federal, state and applicable Laws pertaining to health plans and the regulations thereunder with respect to each Welfare Plan to which they apply; and (iii)there is no liability or contingent liability with respect to any Welfare Plan. Except as set forth in the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.

     (f) Neither the Company nor any entity that would be aggregated with any of them under Code Section 414(b), (c), (m) or (o): (i)has ever terminated or withdrawn from an Employee Benefit Plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"); (ii)has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii)has failed to pay premiums to the PBGC when due; or (iv)has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA.

     (g) (i)All required or discretionary (in accordance with historical practices) payments under the Employee Benefit Plans, premiums, contributions, reimbursements, or accruals for such Employee Benefit Plans for all periods ending prior to or as of the Closing Date have been made or properly accrued on the Balance Sheet or will be properly accrued on the books and records of the Company and the Subsidiaries as of the Closing Date; and (ii)none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Balance Sheet.

     2.14 Compliance with Laws. Sellers make the following representations with respect to Laws (as defined below). Except as set forth in the Disclosure
Schedule:

     (a) The Company is in compliance with all laws, rules, regulations, orders, statutes, ordinances, decrees and other requirements or directives of governmental authorities (collectively, "Laws") that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

     (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) will constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Law applicable to it, or (B) will give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature based on a violation of Law; and

     (c) The Company has not received at any time since January 1, 1995 any notice or other communication (whether oral or written) from any governmental authority or any other person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any applicable Law (which has not been resolved) or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature based on a violation of Law.

     2.15  Legal  Proceedings;  Orders.  Except as set  forth in the  Disclosure
Schedule:

     (a) There is no action, arbitration, audit, hearing, investigation, litigation, suit or other proceeding (collectively, "Proceedings") pending:

          (i) that has been commenced by or against the Company or involves any claims or requests for relief by or against the Company or to which the Company is a party and that otherwise relates to or may reasonably be expected to affect the business of, or any of the assets owned or used by, the Company; or

          (ii) that challenges, or that, if decided adversely, would have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

     Except as set forth in the Disclosure Schedule, (A) no such Proceedings, to the actual knowledge of the Sellers, have been threatened, and (B) no event has occurred or circumstance exists that may reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceedings. The Company has made available to Purchaser true and complete copies of all pleadings, correspondence, and other documents relating to each of the Proceedings listed in the Disclosure Schedule.

     (b) There is no judicial or administrative order to which the Company, or any of the assets owned or used by it, is subject (excluding judicial or administrative orders of general application).

     (c) None of the Sellers is, as a named party, subject to any judicial or administrative order that specifically relates to the business of, or any of the assets owned or used by, the Company, or to the Shares.

     (d) No officer or director, agent, or employee of the Company is subject to any judicial or administrative order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

     (e) To Sellers' actual knowledge, no officer, director, employee or agent of the Company is a party to any pending or known threatened Proceeding in such person's capacity as such officer, director, employee or agent, other than the Proceedings described in the Disclosure Schedule.

     2.16 Absence of Certain Changes and Events. Except as set forth in the Disclosure Schedule, since December 31, 1999, the Company has conducted its business only in the ordinary course in accordance with its past practices and there has not been any:

     (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock, except dividends paid as provided in the Disclosure Schedule;

     (b) amendment to the Articles of Incorporation or the Bylaws of the Company;

     (c) increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, or officer, or (except for normal increases in the ordinary course of business that are described in the Disclosure Schedule) employee or entry into any employment, severance, or similar contract or agreement with any stockholder, director, officer, or employee in excess of $10,000.00 individually or $100,000.00 in the aggregate;

     (d) adoption of, or increase in the payments to or benefits under, any Employee Benefit Plan or other employee benefit plan for or with any employees of the Company;

     (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance;

     (f) termination of, or receipt of notice of termination of, any contract or transaction involving a total remaining commitment by or to the Company (excluding insurance contacts) of at least $20,000.00;

     (g) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company with a book value in excess of $20,000.00 individually or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company.

     (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $20,000.00;

     (i) change in the accounting methods used by the Company;

     (j) act taken which, had such act been taken after the execution and delivery of this Agreement, would have violated any of the covenants of Sellers in Section 4.2; or

     (k) agreement, whether oral or written, by the Company to do any of the foregoing.

     2.17 Significant Contracts; No Defaults.

     (a) The Disclosure Schedule contains a complete and accurate list, and Sellers have caused to be delivered to Purchaser true and complete copies, of:

          (i) each contract or agreement (other than customer insurance policies and brokerage contracts with insurance companies or brokers (i.e. wholesalers) that are not Binding Authority Contracts) that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000.00, and each Binding Authority Contract;

          (ii) each contract or agreement that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $50,000.00;

          (iii)each contract or agreement that was not entered into in the ordinary course of business;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract or agreement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a remaining term of less than one year and value per item or aggregate payments of less than $20,000.00);

          (v) each material licensing agreement or other applicable contract or agreement with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current employees, consultants, or contractors regarding the appropriation or the non-disclosure of trade secrets,
               confidential    information,    customer    lists,   or   process
               technology;

          (vi) each collective bargaining agreement and other contract to or with any labor union or other employee representative of a group of employees;

          (vii) each joint venture, partnership, and other contract or agreement (however named) involving a sharing of profits, losses, costs, or

          (viii) each contract or agreement containing covenants that in any way purport to restrict the business activity of the Company or any affiliate of the Company or limit the freedom of the Company or any affiliate of the Company to engage in any line of business or to compete with any person;

          (ix) each contract or agreement providing for payments in excess of $25,000 per year to or by any person based on sales, purchases, or profits;

          (x) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company individually in excess of $50,000;

          (xi) each  contract  or  agreement   relating  to  the  payment  of  a
               commission by the Company;

          (xii)each written contract or agreement for the employment of any officer, employee or consultant or any other written contract or agreement or written or oral understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments;

          (xiii) each indenture, mortgage, promissory note, loan agreement, pledge agreement, conditional sale, guarantee or other contract or agreement for the borrowing of money, for a line of credit or for a capital lease;

          (xiv)each contract or agreement for charitable contributions in excess of $5,000.00 individually or which, together with other such contracts or agreements of $5,000.00 or less, provide for charitable contributions of more than $20,000.00 in the aggregate;

          (xv) each contract or agreement for capital expenditures in excess of $20,000.00 individually or which, together with other such contracts or agreements of $20,000.00 or less, provide for capital expenditures of more than $40,000.00 in the aggregate;

          (xvi)each contract or agreement or arrangement for the sale of any assets, properties or rights;

          (xvii) each contract or agreement with respect to the lending or investing of funds;

          (xviii) each contract or agreement with respect to any form of intangible property, including any intellectual property rights or confidential or proprietary information or Software (as defined herein);

          (xix)each agreement for the acquisition or disposition of a person or entity or a division of a person or entity made within the preceding five years;

          (xx) each other contract of a nature not specifically mentioned or excluded elsewhere in this Section 2.17(a) that is material to the business of the Company;

          (xxi)a list of each license from any governmental or regulatory authority held by or issued to the Company, any employee of the Company or any agent of the Company;

          (xxii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b) Except as set forth in the Disclosure Schedule, neither the Sellers nor any person affiliated with Sellers have any rights under, and Sellers do not have and are not subject to any obligation or liability under, any contract or agreement that relates to the business of, or any of the assets owned or used by, the Company.

     (c) Except as set forth in the Disclosure Schedule, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any contract or agreement that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue any conduct, activity, or practice relating to the business of the Company.

     (d) Each contract and agreement identified or required to be identified in the Disclosure Schedule is in full force and effect and is valid and enforceable by or against the Company, in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by the application of general equitable principles.

     (e) Except as set forth in the Disclosure Schedule, the Company is in compliance in all respects with all applicable terms and requirements of each contract and agreement under which it has any obligation or liability or by which it or any of the assets owned or used by it is bound.

     (f) Except for the effect of this Agreement with respect to contracts with insurance companies and brokers (i.e. wholesalers) for the placement of insurance, no event has occurred or circumstance exists that (with or without notice or lapse of time) will contravene, conflict with, or result in a violation or breach of, or give the Company or any other party to an agreement or contract with the Company identified or required to be identified on the Disclosure Schedule the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such contract or agreement.

     (g) The Company has not given to or received from any other person, at any time since January 1, 1998 any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any contract or agreement identified or required to be identified on the Disclosure Schedule, other than notices or communications by the Company to persons who have purchased goods or services from the Company relating solely to requests for payment of amounts due with respect thereto.


     (h) Except as set forth in the Disclosure Schedule, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate, any amounts paid or payable by or to the Company under current or completed contracts or agreements with any person and no person has made written demand for such renegotiation.

     2.18 Insurance.

     (a) Sellers have caused the Company to make available to Purchaser:

          (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director, officer or employee of the Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement with respect to the business or affairs of the Company; and

          (ii) true and complete copies of all pending applications for policies of insurance.

          Such policies and applications are listed in the Disclosure Schedule.

     (b) The Disclosure Schedule describes:

          (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder; and

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing by the Company of any risk
               customarily    or    conventionally    subject    to    insurance
               coverage.

     (c) The Disclosure Schedule sets forth for the current policy year:

          (i)  a summary of the loss experience under each policy;

          (ii) a statement  describing each claim under an insurance  policy for
               an  amount  in  excess  of  $20,000.00,   which   statement  sets
               forth:

                           (A)      the name of the claimant;

                           (B) a description of the policy by insurer, type of insurance, and period of coverage;

                           (C) the amount and a brief description of the claim; and

          (iii)a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (d) Except as set forth in the Disclosure Schedule, the Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

     (e) The Company has paid all premiums due under each policy that is referred to in Section 2.18(a)(i). Except as set forth in the Disclosure Schedule, no such premium is subject to any adjustment, whether based on loss experience or other factors.

     2.19 Employees; Labor Relations. The Disclosure Schedule contains a complete and accurate list of the following information for each agent, employee or officer of the Company, including each such agent, employee or officer on leave of absence or layoff status, whose compensation for the calendar year 1999 exceeded, or whose annualized compensation at such agent's officer's or employee's current pay rate or commission rate can be expected to exceed, $50,000.00: name; job title; current compensation paid or payable and any change in compensation since December 31, 1999; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Employee Benefit Plans of the Company. Except as set forth in the Disclosure Schedule, no listed agent or employee is known by Sellers or the Company to have any plan or intention to terminate his or her employment or relationship with the Company, and no listed agent or employee has left the Company since December 31, 1999. The Company enjoy good relations with their agents and employees generally, and there is no labor strike, dispute, grievance, slowdown or stoppage pending, or to the knowledge of Sellers threatened, against the Company.

     2.20 Licenses and Permits. The Company has all governmental licenses, permits and other authorizations that are required in the conduct or operation of their respective businesses as currently conducted and operated.

     2.21 Brokers and Finders. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of the Sellers or the Company or under their authority is entitled to any commission, brokers' or finders' fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement. Sellers jointly and severally shall indemnify and hold Purchaser, the Company harmless from any claim by any person alleged to have been employed by Sellers or the Company for any brokerage or finders' fees or agents' commissions or other similar payment in connection with any of the transactions contemplated by this Agreement. This indemnity is unconditional and is separate and apart from the indemnity under Section 9 and shall not be limited in any respect by Section 9 hereof, provided that Purchaser promptly gives written notice to Sellers of any claim related thereto and Sellers are given the opportunity to defend such claim in accordance with
Section 9.6.

     2.22 Consents. Except as described in the Disclosure Schedule, no consent, approval, permit, order, notification or authorization of, or any exemption from or registration, declaration or filing with, any governmental entity or any third person or entity is required in connection with the execution, delivery and performance by the Sellers of this Agreement or by the Company of any related document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby.

     2.23 Intellectual Property.

     (a) Except in each case as set forth on the Disclosure Schedule: (i) the Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all patents, trademarks, service marks, copyrights and other intellectual property rights necessary or required for the conduct of its business (collectively, the "Owned Requisite Rights"), other than those for which it has a valid license (collectively, the "Licensed Requisite Rights"; and together with the Owned Requisite Rights, the "Requisite Rights"), and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights; (ii)the Company has taken reasonable and practicable steps designed to safeguard and maintain (A)the secrecy and confidentiality of confidential or proprietary information and
(B)all of its Requisite Rights; and (iii)the Company has not interfered with, infringed upon or misappropriated any intellectual property rights of any person or entity or committed any acts of unfair competition, and none of them has received in the past three years any notice, charge, complaint, claim or assertion thereof.

     (b) For purposes of this Agreement, "Software" means all computer software programs, program specifications, charts, procedures, source codes (including annotations), object codes, input data, diagnostic and other routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions and flow charts owned or used by the Company and used or employed by them in their businesses. The Company does not own any Software as to which the source code is not owned by the Company and which is material to the Company's business or operations. The Company has not copied or used any of the Software in violation of the applicable license or otherwise violated any of its agreements or rights of others with respect thereto.

     2.24 Related Transactions. Except as set forth on the Disclosure Schedule, and except for compensation to bona-fide employees of the Company for services rendered in the ordinary course of business, no current or former affiliate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of the Company or any "associate" (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) thereof, is now, or has been during the current or any of the last five fiscal years, (i)party to any transaction or contract with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such affiliate or associate), or (ii)the direct or indirect owner of an interest in any person or entity which is a present or potential competitor, supplier or customer of the Company (other than nonaffiliated holdings in publicly held companies). Except as set forth in the Disclosure Schedule, the Company is not a guarantor or otherwise liable for any actual or potential liability of its affiliates and their associates. Except as set forth on the Disclosure Schedule, the Company does not (x) own or operate any vehicles, boats, aircraft, apartments or other residential or recreational or sporting properties or facilities for executive, administrative or sales purposes or (y) hold or pay for any social club memberships or other recreational or sporting memberships or activities.

     2.25 Bank Accounts; Powers of Attorney. The Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

     2.26 Books and Records; Certain Business Practices and Regulations. Neither the Company nor any of their respective officers, directors, or managerial employees, has (a) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent, which contribution, payment or gift, or the purposes thereof, was illegal under any Law; (b) established or maintained any unrecorded fund or asset of the Company for any improper purpose or made any false entries on their respective books or records for any reason; or (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, or local public office in violation of any Law. All of the transactions of the Company have been properly recorded on its books and records in accordance with proper accounting practices, and the minutes of meetings of the boards of directors and shareholders of the Company reflect all action taken by such directors and shareholders.

     2.27 Investment Representations.

     (a) Each of Sellers is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to this Agreement Sellers are acquiring the Warrants. Each Seller will acquire the Warrants solely for the purpose of investment, for such Seller's own account, and not with a view to any distribution thereof within the meaning of Section 2(11) of the Securities Act.

     (b) Sellers understand that the Warrants and the underlying shares of Class A common stock of Hibernia into which the Warrants may be converted (the "Hibernia Shares") have not been registered under the Securities Act or applicable state securities laws, that there is no established market for the Warrants, that the Warrants must be held until they are exercised or expire and that the Warrants and the Hibernia Shares that may be acquired upon exercise thereof cannot be transferred unless an exemption from such registration is available with respect to such transfer. Sellers acknowledge that Hibernia and Purchaser are relying on each of such Seller's representations and warranties in this Section 2.27 and claiming exemptions from the registration requirements of the Securities Act and applicable state securities laws.

     (c) Sellers, either alone or in conjunction with their advisors, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Warrants and of making an informed investment decision with respect thereto.

     (d) Sellers are able to bear the economic risk of an investment in the Security.

     (e) Each Seller hereby acknowledges receipt of (i) Hibernia's Form 10-K for the year ended December 31, 1999; (ii) Hibernia's 1999 Annual Report to Shareholders; (iii) Hibernia's proxy statements for its 2000 Annual Meeting of Shareholders; (iv) Hibernia's Form 10-Q for the quarter ended March 31, 2000; and (v) Hibernia's Reports on Form 8-K dated January 26, 2000 and April 20, 2000.

     (f) Each Seller acknowledges that the documents representing the Warrants and the Hibernia Shares issued upon conversion of the Warrants shall contain legends to the effect that such Warrants and Hibernia Shares, as applicable, have not been registered under the Securities Act or applicable state laws and may not be resold without registration as required by the Securities Act and applicable state securities laws or exemptions therefrom, and in the case of such an exemption, require and deliver to Hibernia of a legal opinion (which counsel and opinion must be reasonably satisfactory to Hibernia's legal counsel) that such exemption is applicable.

     2.28 Accuracy. Each of the representations and warranties of Sellers under this Agreement will be true and correct on the date of this Agreement and will be true and correct on the Closing Date, as if made on and as of the Closing Date.

     2.29 Investments. The Disclosure Schedule lists all investment accounts maintained by the Company. The Company has not sustained any material net loss in any such accounts since December 31, 1999.

     2.30 Full Disclosure. No representation or warranty contained in this Agreement or in the Disclosure Schedule, or in any document delivered by Sellers to Purchaser pursuant to Article 4, 6 or 7A of this Agreement, (a)contains or at the Closing will contain any untrue statement of a material fact, or (b)omits or at the Closing will omit to state a material fact necessary to make the statements herein or therein, as the case may be, in light of the circumstances under which such statements were or will be made, not misleading.

     2.31 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     2.32 Environmental Matters. Neither the Company nor any previous owner or operator of any properties at any time owned, leased or occupied by the Company or used by the Company in its business ("Company Properties") used, generated, treated, stored or disposed of any hazardous waste, toxic substance, or similar materials on, under or about Company Properties. The Company has not received any notice of non-compliance with any applicable federal, state or local laws, rules and regulations pertaining to air and water quality, hazardous waste, waste disposal or other environmental matters or notice that the Company or any person is liable or responsible for the remediation, removal or clean-up of any site relating to Company Properties.

     2.33 Accuracy of Documents Filed. All documents, reports, certificates or other information which have been or will be filed by or on or in behalf of the Company with any governmental authority are, or when so filed shall be, correct, accurate, current and complete in all respects.

     2.34 Customers. The Disclosure Schedule sets forth a complete and correct list of

     (a the 30 largest customers of the Company based on revenues for the year ended December 31, 1999, and;

     (b the 30 largest customers of the Company based on revenues for the four months ended April 30, 2000. Except as set forth on the Disclosure Schedule, no such customer is known by the Company or the Sellers to have any plan or intention to terminate its relationship with the Company.

                                   ARTICLE 3.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Sellers that, except as set forth in the Disclosure Schedule that has been delivered by Purchaser (as supplemented in accordance with Section 5.3, the "Purchaser Disclosure Schedule"):

     3.1 Organization and Good Standing. Purchaser is a national banking association duly organized and existing under the laws of the United States. Purchaser has the corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under its existing agreements, contracts and obligations.

     3.2 Authority; Conflicts.

     (a) The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Purchaser, Hibernia and the Insurance Agency. This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by the application of general equitable principles. Upon the execution and delivery of the Closing Documents to be delivered by Purchaser, Hibernia and the Insurance Agency, the Closing Documents will constitute the legal, valid and binding obligations of Purchaser, Hibernia and the Insurance Agency, as the case may be, enforceable against Purchaser, Hibernia and the Insurance Agency in accordance with their respective terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditor's rights generally and by the application of general equitable principles. Each of Purchaser, Hibernia and the Insurance Agency has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Closing Documents to be executed by them and to perform their obligations under this Agreement and such Closing Documents.

     (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time):

               (i)  contravene,  conflict  with,  or  result in a  violation  of
                    (A)any provision of the Articles of Association of Purchaser, (B) any provision of the Bylaws of Purchaser, (C) the Articles of Incorporation of Hibernia, or (D) the Bylaws of Hibernia;

               (ii) contravene,  conflict  with, or result in a violation of, or give any  governmental  body or other  person  the  right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any statute, regulation, or judicial or administrative order to which Purchaser or any of its assets may be subject;

               (iii)subject  to  compliance  with any  notification  and  filing requirements of the H-S-R Act, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or authorization that will be held by Purchaser or that otherwise relates to the business of, or any of the assets owned by, Purchaser;


               (iv) contravene,  conflict  with,  or  result in a  violation  or breach of any provision of, or give any person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) to which the Purchaser is a party; or

               (v) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the assets owned by Purchaser.

     3.3 Certain Proceedings. There are no pending Proceedings that have been commenced against Purchaser and that challenge, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of Purchaser, no such Proceedings have been threatened.

     3.4 Brokers or Finders. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of the Purchaser is entitled to any commission, brokers' or finders' fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement. Purchaser shall indemnify and hold Sellers harmless from any claim by any such brokers, finders or agents or any person alleged to have been employed by Purchaser for any brokerage or finders' fees or agents' commissions or similar payment in connection with this Agreement. This indemnity is unconditional and is separate and apart from the indemnity under Section 9 and shall not be limited in any respect by Section 9 hereof, provided that Sellers promptly give written notice to Purchaser of any claim related thereto and Purchaser is given the opportunity to defend such claim in accordance with Section 9.6.


     3.5 Reports of Hibernia. As of their respective dates, none of Hibernia's Annual Report on Form 10-K for the year ended December 31, 1999, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, its proxy statement for its 2000 Annual Meeting of Shareholders and its reports on Form 8-K dated January 26, 2000 and April 20, 2000 each in the form (including exhibits) filed with the Securities and Exchange Commission (collectively, the "Purchaser Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets in or incorporated by reference into the Purchaser Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income in stockholders' equity and statements of cash flows or equivalent statements in the Purchaser Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject, in the case of unaudited statements to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Copies of the Purchaser Reports have been furnished to the Sellers on or before the date hereof.

     3.6 Material Adverse Change. Since December 31, 1999, there has been no event or condition of any character (whether actual, or to the knowledge of the Purchaser, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to the Purchaser, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of the Purchaser and its affiliates, taken as a whole, excluding changes in laws or regulations that affect banking institutions generally, except as may have been disclosed prior to the date of this Agreement in a press release or reports issued publicly by the Purchaser, (a "Purchaser Material Adverse Change").

     3.7 Consents. No consent, approval, permit, order, notification or authorization of, or declaration or filing with, any governmental entity or any third person or entity is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the execution, delivery and performance by Purchaser, Hibernia or the Insurance Agency of any related document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby.

     3.8 Accuracy. Each of the representations and warranties of the Purchaser under this Agreement will be true and correct on the date of this Agreement and will be true and correct on the Closing Date, as if made on and as of the Closing Date.

                                   ARTICLE 4.
                              COVENANTS OF SELLERS

     4.1 Access and Integration. The parties acknowledge that Purchaser's due diligence review of the Company commenced prior to the date hereof. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its officers, employees and agents to continue to, (a) afford Purchaser and its representatives (collectively, "Purchaser's Advisors") reasonable access on reasonable prior notice during normal business hours to the personnel, properties, contracts, books and records, and other documents and data of the Company, (b) furnish Purchaser and Purchaser's Advisors with copies of all such contracts, books and records, and other existing documents and data as Purchaser may reasonably request, and (c) furnish Purchaser and Purchaser's Advisors with such additional financial, operating, and other data and information as Purchaser may reasonably request. Sellers also will, and will cause the Company's officers, employees and agents to, cooperate with the Purchaser in connection with planning for the efficient and orderly combination of the businesses of the Company and the Insurance Agency and the operation thereof after the Closing.

     4.2 Operation of the Business of the Company. Without the prior written consent of Purchaser, from the date of this Agreement through the Closing Date, Sellers will, and will cause the Company to:


     (a) conduct the business of the Company only in the ordinary course of business consistent with the Company's past practices;

     (b) use their reasonable efforts to preserve intact the current business organization of the Company keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

     (c) confer with Purchaser concerning operational matters of a material nature;

     (d) not make or become obligated to make any capital expenditures or enter into any commitments therefor (together with those in existence on the date hereof) in excess of $50,000.00 in the aggregate;

     (e) not permit the Company to declare or make any dividends or other distributions to shareholders other than as described in the Disclosure Schedule;

     (f) not (i)take any action which would cause any of the  representations in
Section 2 of this  Agreement  to be  incorrect  at the time of the  Closing,  or
(ii)agree or commit to take any such action;

     (g) maintain the Company as a going concern;

     (h) not dispose of the business or, except in the ordinary course of business consistent with past practices, any material assets of the Company;

     (i) not enter into any material contracts other than in the ordinary course of business consistent with past practices;

     (j) not employ or terminate the employment of any person whose annualized salary, commission, and bonus exceed, or would exceed if employed, $50,000;

     (k) not permit any of its material insurance coverages to lapse or do anything which would make any policy of insurance void or voidable;

     (l) not depart from its normal accounting practices except as may be required by changes in GAAP;

     (m) not create, issue, purchase or redeem any shares of capital stock or options or warrants or rights in respect of same, or otherwise alter its share capital;

     (n) not prepay any debt unless required in connection with the consummation of the transactions contemplated by this Agreement;

     (o) not amend its Articles of Incorporation or By-Laws or any other comparable instrument;

     (p) not create, extend, grant or issue any mortgage, security interest, lien or other security except those created solely by operation of law in the ordinary course of business consistent with past practices;

     (q) [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     (r) not write off or release any of its debts or receivables other than in the ordinary course of business consistent with past practices or as required by GAAP;

     (s) not lend any monies to any person or entity, or lend credit to any person or entity;

     (t) not borrow any monies from any person or entity, or receive credit from any person or entity except in the ordinary course of business consistent with past practices;

     (u) not give any financial or other guaranties, securities or indemnities for any purpose in respect of the obligations of any other person or entity;

     (v) not make any change in the terms and conditions of employment or Employee Benefit Plans or other emoluments of any employee having a base salary in excess of $50,000 or any agent whose commissions exceeded $50,000 for calendar year 1999;

     w) [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     (x) not enter into any contract with a duration exceeding one year other than in the ordinary course of business consistent with past practices;

     (y) not compromise or settle any claim or dispute that will cost the Company an amount in excess of $50,000.00 individually or in the aggregate;

     (z) not make any material alteration to its existing procedures for the collection of debts and/or the payment of creditors; and

     (aa) not agree or commit to do any of the foregoing.


     4.3 Required Approvals. Sellers will use their reasonable best efforts to pursue the expeditious completion of the transactions contemplated by this Agreement and the satisfaction of all conditions thereto that are within the reasonable control of Sellers. As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to use their reasonable best efforts to seek all approvals and consents, if any, required by applicable law or otherwise to be obtained by Sellers or the Company in order to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to use its best efforts to cooperate with Purchaser (i) with respect to all approvals that Purchaser elects to make or is required by law or otherwise to make in connection with the transactions contemplated by this Agreement, and (ii) in obtaining all consents or approvals that may be required.


     4.4 Notification. From the date of this Agreement through the Closing Date, Sellers will promptly notify Purchaser in writing if Sellers become aware of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any representation or warranty of Sellers (or any of them) in this Agreement had such representation or warranty been made after the time of occurrence of such fact or condition. Sellers may at any time prior to the Closing Date (and shall upon giving any notice in accordance with the preceding sentence) deliver to Purchaser a supplement to the Disclosure Schedule, which shall (i)be prominently titled "[First, Second, Etc.] Supplement to Disclosure Schedule&", (ii) identify clearly all changes being made to the Disclosure Schedule thereby, and (iii)set forth, in reasonable detail, only the facts or conditions that cause or constitute the exception to the representation or warranty to which exception is taken in such supplement. Purchaser may, within five business days after delivery of any such supplement to it, deliver to Sellers notice (a "notice of rejection") that Purchaser rejects all, or any specified portions, of such supplement. If Purchaser fails to timely deliver such a notice of rejection they shall be deemed to have accepted the supplement in the form in which it was delivered to it. If Purchaser delivers timely a notice of rejection of all or specified portions of the supplement, Sellers shall be entitled to terminate this Agreement pursuant to Section 8.1(a) by giving notice of such termination to Purchaser not later than the third business day after receipt by Sellers of the notice of rejection. If they fail to so terminate this Agreement, such supplement will, for all purposes of this Agreement, be deemed amended so as to delete the portion or portions rejected by Purchaser in the notice of rejection, and the information contained in such rejected portion or portions shall not be subject to Section
9.10. A supplement, amended as set forth above if that is the case, shall be effective retroactively to the date of this Agreement. If the time during which Purchaser may reject all or any portion of a supplement, or during which Sellers may terminate this Agreement pursuant to Section 8.1(a), would extend beyond the Closing Date, then any party whose rights would so extend beyond the Closing Date may at any time extend the Closing Date to the first business day that follows the last day on which such rights are permitted to be exercised. Nothing in this Section 4.4 shall deprive Purchaser of its right to terminate this Agreement pursuant to Section 8.1(b)(i) by reason of the content of any rejected portion of the proposed supplement, or to refuse to proceed with the Closing if any such rejected portions reflect that a condition to Purchaser’s obligation to proceed with the Closing has not been satisfied. During the same period that is referred to in the first sentence of this Section, Sellers will promptly notify Purchaser of the occurrence of any breach of any covenant of Sellers in this Article 4 or of the occurrence of any event that may make the satisfaction of the conditions in Article 6, 7A or 7B impossible or unlikely.

     4.5 Negotiation with Others. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no Seller shall, and Sellers shall cause the Company and its directors, officers, employees, affiliates, representatives and agents not to, directly or indirectly, (i)take any action to solicit or initiate any acquisition proposal, (ii)continue, initiate or engage in negotiations or discussions relating to an acquisition proposal with, or disclose or provide any information relating to the Company to any person or entity other than the parties hereto and their respective representatives or (iii)enter into any written or oral agreement or understanding with any person or entity (other than the Purchaser) regarding an acquisition proposal. If any Seller or the Company receives any acquisition proposal, Sellers shall promptly notify the Purchaser of such proposal and the general economic terms of such proposal and shall furnish Purchaser a copy of any written proposal. As used above "acquisition proposal" means any proposal for the acquisition of the Company or any material portion of the business of any of them, whether by sale of capital stock, assets, merger, share exchange, consolidation, or otherwise. The parties recognize and acknowledge that a breach of this Section 4.5 will cause irreparable and material loss and damage to Purchaser as to which it will not have an adequate remedy. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is a remedy available to the non-breaching party for any such breach.

     4.6 [Intentionally Omitted]

     4.7 Confidentiality. From and after the Closing, each Seller shall maintain the confidentiality of all Confidential Information (as defined in the Confidentiality Agreement referred to in Section 11.6 of this Agreement) pertaining to the Company and shall not use or disclose such Confidential Information for any purpose, including without limitation the use or disclosure of such Confidential Information in any manner that may be detrimental to the Purchaser, the Company or any of their respective subsidiaries or affiliates.


     4.8  Reasonable  Cooperation.  Sellers will, and will cause the Company to,
(a)consult with Purchaser prior to the Closing with the view of achieving a smooth transition of ownership from Sellers to Purchaser with minimal disruption to the business of the Company and (b)provide reasonable assistance to Purchaser in contacting any material customer of the Company with a view to determining whether such customer is likely to remain a customer following the Closing and, if such customer's consent is required for the consummation of the transactions contemplated by this Agreement, obtaining such consent and (c)keep Purchaser reasonably informed concerning any material developments in the business of the Company.


     4.9 Release. Effective from and after the Closing, each Seller releases and discharges (i) the Company (ii) all Employee Benefit Plans and all fiduciaries with respect to such Employee Benefit Plans, and (iii) each of the respective past and present directors, officers, employees and agents of the Company acting in their respective capacities as such from any obligation or liability, known or unknown, of any kind or description owed by the Company or any such Plan or fiduciary thereof or any such director, officer, employee or agent to such Seller with respect to any act, omission, event or circumstance occurring or existing at any time prior to the Closing, except for (i) any unpaid salary or bonuses due to each Seller in his or her capacity as an officer or employee of the Company, (ii) the benefits due each Seller in his or her capacity as an officer or employee of the Company under the express terms of all Employee Benefit Plans, and (iii) reimbursable expenses due each Seller in his or her capacity as an officer or employee of the Company for a period not exceeding 30 days before the Closing in accordance with Company policies on expense reimbursement that are in effect on the date of this Agreement and upon submission of appropriate documentation. Nothing in this Section 4.9 shall inure to the benefit of any insurer of the Company or preclude each Seller from making any type of claim under any insurance policy of the Company in effect prior to or after the Closing.

     4.10 No Disposition of Shares. Each Seller agrees that from and after the date of this Agreement such Seller will not sell, transfer, assign, encumber, donate, pledge, alienate or otherwise dispose of any of such Seller’s
Shares, except for the sales, transfers, assignments of other dispositions of Shares between themselves reflected on Schedule 1.2.

     4.11 Non-Solicitation of Employees. Each Seller agrees that such Seller will not, for a period of two years from and after the Closing, whether on behalf of such Seller or in any capacity on behalf of any other person or entity, directly or indirectly attempt to induce, solicit, offer or recruit, or assist in any attempt to induce, solicit, offer or recruit, any employee of any of the Company or the Insurance Agency engaged in the sale of insurance or insurance products to leave such employment or to apply for or accept employment with any person or entity carrying on or engaged in any of the businesses in which the Company, or the Insurance Agency, or any of them, are engaged on the Closing Date, or any similar business.

     4.12 Transfer of Scheduled Assets. Prior to the Closing Date, the Sellers will cause the Company to transfer to the Sellers or their designated affiliates the Scheduled Assets owned by the Company.

     4.13 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     4.14 Non-Resident Licenses. From the date hereof through the Closing Date, the Sellers shall, and shall cause the Company to, use their best efforts to do or cause to be done such acts or things, if any, that may be necessary or advisable to ensure that all non-resident licenses currently held by the Sellers and other employees of the Company will remain in full force and effect following the Closing and the change in employment of such persons from the Company to the Insurance Agency proposed to be effected in connection therewith. Sellers agree that neither they, nor any other employee of the Company whose employment is transferred to the Insurance Agency at or following the Closing, will take any action or conduct any business requiring a non-resident license until a valid non-resident license covering such actions or business activities is in place and in full force and effect.

     4.15 Notification With Respect To Binding Authority Contracts. The Sellers shall cause the Company to deliver, prior to the Closing or, if earlier, no later than the date specified in the applicable agreement, written notice to each insurance company having a Binding Authority Contract with the Company, advising such persons of the purchase and sale of shares contemplated hereby and the proposed subsequent merger of the Company into an affiliate of Purchaser and transfer of the Company's assets to the Insurance Agency. Such notices shall be in form and substance satisfactory to Purchaser and shall include a request that the applicable insurance companies consent to the transactions described above.


     4.16 Named Insureds. The Company currently maintains insurance polices and coverages that include persons other than the Company as named insureds or additional insureds. Purchaser shall have the right and option to choose whether the Company will maintain all or any of such policies and coverages in effect following the Closing or whether the Company will cancel all or any of such policies or coverages effective as of the Closing. Upon Purchaser’s request delivered at least ten (10) days prior to Closing, Sellers agree that they will, and will cause the Company to, do such acts and things as may be necessary to
(a) cancel or remove the Company from such policies and coverages that Purchaser elects not to maintain and (b) remove, effective as of the Closing, the other named and additional insureds on such policies and coverages that Purchaser elects to maintain in effect after the Closing, in each case without any cost or liability to the Company or Purchaser.

                                   ARTICLE 5.
                             COVENANTS OF PURCHASER

     5.1 Required Approvals. Purchaser will use its reasonable best efforts to pursue the expeditious completion of the transactions contemplated by this Agreement and the satisfaction of all conditions thereto that are within the reasonable control of Purchaser. As promptly as practicable after the date of this Agreement, Purchaser will use its reasonable best efforts to seek all approvals and consents, if any, required by applicable Law or otherwise to be obtained by Purchaser in order to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, Purchaser will, and will cause each person affiliated with it to, use its best efforts to cooperate with Sellers (i) with respect to all filings that Sellers are required by applicable Law to make in connection with the transactions contemplated by this Agreement and (ii) in obtaining all consents or approvals may be required.

     5.2 Access and Investigation. Between the date of this Agreement and the Closing Date, Purchaser will, and will cause its officers, employees and agents to, (a) afford Sellers and their representatives (collectively, "Sellers' Advisors") reasonable access on reasonable prior notice during normal business hours to the personnel, properties, contracts, books and records, and other documents and data of Purchaser and its affiliates, (b) furnish Sellers and Sellers' Advisors, with copies of all such contracts, books and records, and other existing documents and data as Sellers may reasonably request, and (c) furnish Sellers and Sellers' Advisors with such additional financial, operating and other data and information as Sellers may reasonably request.

     5.3 Notification. Between the date of this Agreement and the Closing Date, Purchaser will promptly notify Sellers in writing if Purchaser becomes aware of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any representation or warranty of Purchaser in this Agreement had such representation or warranty been made after the time of occurrence of such fact or condition. Purchaser may at any time prior to the Closing Date (and shall upon giving any notice in accordance with the preceding sentence) deliver to Sellers a supplement to the Purchaser Disclosure Schedule, which shall (i) be prominently titled "[First, Second, Etc.] Supplement to Purchaser Disclosure Schedule," (ii) identify clearly all changes being made to the Purchaser Disclosure Schedule thereby, and (iii) set forth, in reasonable detail, only the facts or conditions that cause or constitute the exception to the representation or warranty to which exception is taken in such supplement. Sellers may, within five business days after delivery of any such supplement to them, deliver to Purchaser notice (a "notice of rejection") that Sellers reject all, or any specified portions, of such supplement. If Sellers fail to timely deliver such a notice of rejection they shall be deemed to have accepted the supplement in the form in which it was delivered to them. If Sellers deliver timely a notice of rejection of all or specified portions of the supplement, Purchaser shall be entitled to terminate this Agreement pursuant to Section 8.1(a) by giving notice of such termination to Sellers not later than the third business day after receipt by Purchaser of the notice of rejection. If they fail to so terminate this Agreement, such supplement will, for all purposes of this Agreement, be deemed amended so as to delete the portion or portions rejected by Sellers in the notice of rejection, and the information contained in such rejected portion or portions shall not be subject to Section 9.10. A supplement, amended as set forth above if that is the case, shall be effective retroactively to the date of this Agreement. If the time during which Sellers may reject all or any portion of a supplement, or during which Purchaser may terminate this Agreement pursuant to Section 8.1(a), would extend beyond the Closing Date, then any party whose rights would so extend beyond the Closing Date may at any time extend the Closing Date to the first business day that follows the last day on which such rights are permitted to be exercised. Nothing in this Section 5.3 shall deprive Sellers of their right to terminate this Agreement pursuant to Section 8.1 (b)(ii) by reason of the content of any rejected portion of the proposed supplement, or to refuse to proceed with the Closing if any such rejected portions reflect that a condition to Sellers' obligation to proceed with the Closing has not been satisfied. During the period that is referred to in the first sentence of this Section, Purchaser will promptly notify Sellers of the occurrence of any breach of any covenant of Purchaser in this Article 5 or the occurrence of any event that may make the satisfaction of the conditions in Article 6, 7A or 7B impossible or unlikely.

     5.4 Benefits of Company Personnel On and After the Closing.

     (a) Purchaser shall use its best efforts to cause to be provided as soon as practicable from and after the Closing Date for the employees of the Company immediately prior to the Closing Date the employee benefits then made available to employees of Purchaser and its affiliates, subject to the terms and conditions under which those employee benefits are made available to such Purchaser employees; provided, however, that for purposes of any length of service requirements, waiting periods, affiliation periods or vesting periods, short-term disability benefits and vacation benefits, any period of employment of a former employee of the Company shall be deemed equivalent to having been employed for that same period by Purchaser and/or its subsidiaries. To the extent permitted under the applicable plan, policy, program or arrangement, former employees of the Company will receive credit for purposes of deductibles and co-payments for all amounts paid or payable by reasons of claims incurred by such employees and covered dependents during the calendar year in which the Closing Date occurs, including claims that are not submitted or paid until the Closing Date. Purchaser or Hibernia in its discretion, may merge, terminate or partially terminate and partially merge any benefit plan of the Company into a comparable benefit plan of Hibernia or Purchaser; provided, however, that such decision will not delay the participation of former employees of the Company in the comparable benefit plan beyond the first entry date for such plan following the Closing Date.

     (b) Employees of the Company immediately prior to the Effective Date shall be employed by the Insurance Agency from and after the Effective Date at the salaries and with the job titles in effect immediately prior to the Effective Date. Such employees will be entitled to participate in the employee benefit plans set forth on Schedule 5.4.

     5.5 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     5.6 No Change in Commission Structure. Purchaser agrees until the third anniversary of the Closing Date it will not, and it will cause the Insurance Agency not to, change the Company's commission schedule attached to the employment agreements listed on Schedule 5.6 to the detriment of such employees.

     5.7 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     5.8 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     5.9 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     5.10 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     5.11 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     5.12 Certain Insurance. Schedule 5.12 sets forth correct and complete description for the Company’s errors and omissions coverage, "wrap" coverage and umbrella insurance in effect on the date of this Agreement. Purchaser shall cause the Insurance Agency to maintain similar insurance in effect from and after the Closing Date covering acts, omissions or events occurring prior to the Closing Date, provided, however, that the Insurance Agency shall determine the limits, deductibles and terms of coverage for such insurance. To the extent the Insurance Agency maintains such insurance with lower limits, higher deductibles or different coverage terms and Sellers after the Closing incur personal liability that would have otherwise been covered by the Company's current policies listed on Schedule 5.12, Purchaser shall indemnify such Sellers against any payments actually made by them with respect thereto up to the applicable amount of the limits of the coverages under such current policies. This indemnity is unconditional and is separate and apart from the indemnity under Section 9 and shall not be limited in any respect by Section 9 hereof, provided that Sellers promptly give written notice to Purchaser of any claim related thereto and Purchaser is given the opportunity to defend such claim in accordance with Section 9.6.

     5.13 Indemnification.

     (a) From and after the Closing Date, Hibernia agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of the Company in his capacity as an officer and director of the Company through the last day of his employment with the Company (referred to herein individually as an "Indemnified Person" and collectively as the "Indemnified Persons") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorneys' fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of the Company to the same extent as he would have been indemnified under the Articles of Incorporation and/or Bylaws of Hibernia, as such documents were in effect on the date of this Agreement as if he were an officer or director of Hibernia at all relevant times.

     (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Hibernia.

     (c) The rights to indemnification granted by this Section 5.13 are subject to the following limitations:

               (i) The total aggregate indemnification to be provided by Hibernia pursuant to Section 5.13(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $1 million and Hibernia shall have no responsibility to any Indemnified Person for the manner in which such sum is allocated among that group but nothing in this Section 5.13 is intended to prohibit the Indemnified Persons from seeking reallocation among themselves; and

               (ii) Amounts  otherwise  required  to be paid by  Hibernia  to an
                    Indemnified Person pursuant to this Section 5.13 shall be reduced by any amounts that such Indemnified Person recovers by virtue of any claims such Indemnified Person has against any other employee, officer or director of the Company.

     (d) At the Closing, all officers and directors of the Company shall sign and deliver an agreement in favor of the Company, in form and substance acceptable to the Company, wherein they release the Company from any obligations or liabilities, known or unknown, of any kind or description of the Company to indemnify them with respect to any act, omission, event or circumstance occurring or existing at any time prior to the Closing.

     5.14 [This provision was deemed immaterial and confidential and has been omitted from this filing.]

     5.15 [This provision was deemed immaterial and confidential and has been omitted from this filing.]


                                   ARTICLE 6.
           CONDITIONS PRECEDENT TO ALL PARTIES' OBLIGATIONS TO CLOSE

     The obligation of Purchaser, on the one hand, to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing, and the obligation of Sellers, on the other hand, to sell the Shares and to take the other actions required to be taken by Sellers at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may, if legally permitted, be waived, but only by all of the parties entitled to satisfaction thereof):

     6.1 Approvals. The authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods of, any governmental entity required to consummate the transactions contemplated hereby shall have been obtained or made.

     6.2 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court or governmental entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, provided, however, that if such temporary restraining order, preliminary or permanent injunction is in effect, unless the parties mutually agree in writing otherwise, the Closing Date shall be extended for a period of 90 days after the date of the issuance of such order or injunction and such extension shall likewise extend the date referenced to in Section 8.1(d) to that date which is 90 days after the date of issuance of such order or injunction.


     6.3 Actions and Statutes. No Proceedings shall have been taken, and no Law or order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement or the Closing Documents by any governmental entity that would (i)make the consummation of the transactions contemplated hereby or thereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby or thereby or
(ii)render any party unable to consummate the transactions contemplated hereby or thereby.

                                  ARTICLE 7A.
                       ADDITIONAL CONDITIONS PRECEDENT TO
                        OBLIGATION OF PURCHASER TO CLOSE

     The obligation of Purchaser to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

     7A.1 Accuracy of Representations. Each of Sellers' representations and warranties in Sections 2.1, 2.2 and 2.4(a), (b)(i), (b)(ii) and (b)(iii) of this Agreement must have been accurate as of the date of this Agreement and must be accurate as of the Closing Date as if made on and as of the Closing Date. The breach of any other representation or warranty of Sellers in Section 2 shall not be a condition to Purchaser's obligation to close, but any such breach shall entitle Purchaser to indemnification from the Sellers under Article 9 and
Section 4.4.

     7A.2 Sellers' Performance. Each document required to be delivered by Sellers at or prior to the Closing pursuant to Section 1.4(a) or any other Section of this Agreement must have been delivered, and each of the covenants and obligations in Sections 4.2(b), (g), (h), (m), (o), (q), and (w); 4.5; and
4.10 to have been performed at or prior to the Closing must have been performed and complied with in all material respects.

     7A.3 No Proceedings. There must not have been commenced against Purchaser, or against any person affiliated with Purchaser, any Proceedings (a)involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b)that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

     7A.4 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any person any claim asserting that such person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Company or any Subsidiary.

     7A.5 Corporate Resolutions. Purchaser shall have received certified copies of the resolutions of the Company’s board of directors approving all Closing Documents to be executed and delivered by the Company.

     7A.6 Absence of Material Adverse Change. Since December 31, 1999, there shall have been no Company Material Adverse Change. "Company Material Adverse Change" means the occurrence or non-occurrence of any event or circumstance with respect to the business, properties, operations, prospects, assets or financial condition of the Company, which individually or in the aggregate, causes or can reasonably be anticipated to cause a $1 million dollar adverse adjustment in the balance sheet of the Company and/or a $500,000 adverse adjustment in the income statement of the Company.

                                  ARTICLE 7B.
                       ADDITIONAL CONDITIONS PRECEDENT TO
                          SELLERS' OBLIGATION TO CLOSE

     The obligation of Sellers to sell the Shares and Sellers’ obligation to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     7B.1 Accuracy of Representations. Each of Purchaser's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date.

     7B.2 Purchaser's Performance.

     (a) Each of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

     (b) Each document required to be delivered by Purchaser at or prior to the Closing pursuant to Section 1.4(b) or any other Section of this Agreement must have been delivered, and each of the covenants and obligations in Article 5 to have been performed at or prior to the Closing must have been performed and complied with in all material respects.

     7B.3 No Proceedings. There must not have been commenced against Sellers, or against any person affiliated with Sellers, any Proceedings (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

     7B.4 Consents and Approvals. Sellers shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, and such consents and approvals must be reasonably satisfactory to Sellers. Any consent, approval or notice that is required to prevent the transactions contemplated by this Agreement from contravening, conflicting with, resulting in a violation or breach of any provision of, or from giving any person or entity the right to declare a default or exercise any remedy under, or to cancel, terminate, or modify any material contract, obligation, promise or obligation of the Purchaser shall have been duly obtained (in the case of consents and approvals) or given (in the case of notices).

     7B.5 Corporate Resolutions. Sellers shall have received certified copies of the resolutions of the Board of Directors of Purchaser, Hibernia and the Insurance Agency approving this Agreement and the Closing Documents to be executed by Purchaser, Hibernia and the Insurance Agency and the consummation of the transactions contemplated hereby and thereby.

     7B.6 Absence of Material Adverse Change. Since December 31, 1999, there shall have been no Purchaser Material Adverse Change.

                                   ARTICLE 8.
                                  TERMINATION

     8.1 Termination Events. This Agreement may be terminated, by notice given prior to or at the Closing except that in the case of a termination pursuant to
Section 8.1(a) notice must be given by the date specified in Section 4.4 or 5.3, as applicable, only under the following circumstances:

     (a) by Sellers, as permitted by Section 4.4, or by Purchaser, as permitted by Section 5.3, in each case under the circumstances and within the time period provided in those Sections;

     (b) (i) by Purchaser, if any of the conditions in Article 6 or 7A has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Article 6 or 7B has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;


     (c) by mutual consent of Purchaser and Sellers; or


     (d) by either Purchaser or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations to proceed with the Closing under this Agreement) on or before August 31, 2000 (plus any number of days by which the Closing Date is extended pursuant to Section 4.4 or Section 5.3) or such later date as the parties may agree upon.

     8.2 Effect of Termination. Upon any termination of this Agreement pursuant to Section 8.1, this Agreement shall be void and of no effect, other than the obligations in Article 11, which will survive, and such termination shall not result in any obligation of or liability by any party to any other party, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement, in which case the party who intentionally breached the representation, warranty or covenant shall be liable to the other party for all costs and expenses incurred by such other party in connection with the preparation, negotiation, execution and performance of this Agreement which shall constitute the sole obligation or liability of such breaching party to the other party upon termination of this Agreement pursuant to Section 8.1. The remedies set forth in this Section 8.2 shall be the exclusive remedies available to the parties with respect to the subject matter of this Section 8.2.

                                   ARTICLE 9.
                           INDEMNIFICATION; REMEDIES

     9.1 Survival.. The representations, warranties, covenants and obligations of each party shall survive the Closing, to the extent provided in this Section
9.1. The Specified Representations and the related sections of the Disclosure Schedule and any covenants or obligations to be performed after the Closing shall survive and continue indefinitely. All other representations and warranties and the related sections of the Disclosure Schedule and all covenants to have been performed at or prior to Closing shall survive the Closing until the last day of the eighteenth month after the Closing Date, except that (a) the representations and warranties set forth in Section 2.12 shall survive the Closing until the expiration of the statute of limitations applicable to claims against the Company for Taxes covered by such Section and related penalties and interest, and (b) the representations and warranties set forth in Section 2.11 shall survive the Closing until the second anniversary of the Closing Date. For purposes of this Agreement, the "Specified Representations" shall mean the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 3.1 and
3.2 and the related sections of the Disclosure Schedule and, to the extent applicable to such representations and warranties, Sections 2.28 and 3.8.

     9.2 Indemnification and Payment of Damages by Sellers. From and after the Closing, Sellers, jointly and severally, will indemnify and hold harmless Hibernia, Purchaser, the Insurance Agency and the Company, and their respective officers, directors, stockholders, controlling persons, and affiliates (collectively, the "Hibernia Indemnified Parties") for, and will pay to them the amount of, any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees) (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Sellers (or either of them) in this Agreement (after giving effect to the Disclosure Schedule), the Disclosure Schedule, or any other certificate or document delivered at the Closing by Sellers (or either of them) pursuant to this Agreement;

     (b) any breach by Sellers (or either of them) of any covenant or obligation of Sellers (or either of them) in this Agreement; or

     (c) the sale of insurance or insurance products sponsored, offered or issued by Non-Consenting Companies (as defined below) by employers or agents of the Company who are employed by the Insurance Agency from and after the Closing Date.

     For purposes of this Agreement, "Non-Consenting Companies" shall mean those insurance companies doing business with the Company before the Closing Date whose consent to any of the transactions described in Section 4.15 must be obtained before the Insurance Agency commences doing business with such companies on and after the Closing Date.

     9.3 Indemnification and Payment of Damages by Purchaser. From and after the Closing, Purchaser, will indemnify and hold harmless Sellers, and will pay to Sellers the amount of, any Damages arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Purchaser in this Agreement (after giving effect to the Purchaser Disclosure Schedule), the Purchaser Disclosure Schedule, or any other certificate or document delivered at the Closing by Purchaser pursuant to this Agreement; or

     (b) any breach by Purchaser of any covenant or obligation of Purchaser in this Agreement.

     9.4 Time Limitations. Sellers will have no liability for indemnification under Section 9.2 with respect to any representation, warranty, covenant or obligation of Sellers under this Agreement unless, on or before the expiration date (if any) of such representation, warranty, covenant or obligation pursuant to Section 9.1, any of the Hibernia Indemnified Parties notify Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the party giving such notice. Purchaser will have no liability for indemnification under Section 9.3 with respect to any representation, warranty, covenant or obligation unless, on or before the expiration date (if any) of such representation, warranty, covenant or obligation pursuant to Section 9.1, Sellers notify Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

     9.5 Limitations on Amount. Notwithstanding anything herein to the contrary, any amount paid by any insurance carrier to or on behalf of any indemnified party or otherwise reimbursed to any indemnified party with respect to a matter as to which indemnification is provided shall be primary and shall reduce the amount of Damages to be paid by an indemnifying party to that indemnified party with respect to such matter.

     The Sellers will have no liability for indemnification under Section 9.2(a) until the total Damages of the Hibernia Indemnified Parties exceeds $250,000 (the "Floor Amount"), and then for all Damages including Damages calculated in the Floor Amount, up to a maximum total liability for Sellers of $1,000,000, except that Sellers' maximum liability for Damages (X) with respect to (i) their Specified Representations (other than any such Damages arising out of any of the activities described in Section 9.2(c), which Damages are subject to the limit set forth in (Y) below), (ii) Section 2.12 (other than for premium taxes) and
(iii) Section 2.11 shall not exceed a total liability equal to the Purchase Price and (Y) with respect to Section 9.2(c) shall not exceed a total liability equal to $5 million. Purchaser shall have no liability pursuant to Section 9.3 until the total Damages of Sellers exceeds the Floor Amount, and then for all Damages including Damages calculated in the Floor Amount, up to a maximum total liability for Purchaser of $1,000,000, except that Purchaser's liability for Damages with respect to its Specified Representations shall not exceed a total liability equal to the Purchase Price. Notwithstanding anything herein to the contrary, the limitations on liability set forth in this paragraph of this
Section 9.5 shall not apply (i) to any claims pursuant to Sections of this Agreement that expressly state that such limitations are not applicable and (ii) to the extent to which the claim arose from a willful and intentional breach of a representation or warranty or covenant or obligation. In addition, indemnification for expenses (including without limitation attorneys fees and costs) incurred by an indemnified party in enforcing an indemnification claim that is not subject to the limitations of Section 9.5 shall not itself be subject to those limitations. Damages payable by Sellers under Section 9.2 shall be payable first from the funds held in escrow pursuant to the Indemnification Escrow to the extent such funds are available.

     9.6 Procedure for Indemnification-Third Party Claims.

     (a) Promptly  after  receipt by an  indemnified  party under  Section 2.21,
Section 3.4, Section 5.12, Section 9.2 or Section 9.3 of notice of the assertion or commencement by any third person or entity of any claim, investigation, proceeding or action (collectively, a "Claim") with respect to which any indemnifying party may become obligated to indemnify, hold harmless, compensate or reimburse an indemnified party pursuant to this Article 9, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, or if the indemnified party intends to take such claim into account in calculating the Floor amount give notice to the indemnifying party of the commencement of such Claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that the indemnifying party may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

     (b) The indemnified party shall afford the indemnifying party the opportunity to assume the defense of any claim as to which notice is given under
Section 9.6(a) at the sole expense of the indemnifying party. If the indemnifying party so undertakes to assume the defense of such Claim:

               (i) the indemnifying party shall proceed to defend such Claim in a diligent manner with counsel and/or accountants reasonably satisfactory to the indemnified party;

               (ii) the  indemnifying  party  shall keep the  indemnified  party informed of all material developments and events relating to such Claim;

               (iii) the indemnified  party shall have the right to  participate in the defense of such Claim, provided,however, the counsel retained by the indemnified party shall be at the sole cost and expense of the indemnified party, and further provided, that counsel retained by the indemnifying party shall be lead counsel and/or accountants in the defense of such Claim; and

               (iv) the indemnifying party shall not settle, adjust or compromise such Claim without the prior written consent of the indemnified party which shall not be unreasonably withheld or delayed.

     If the indemnifying party fails to promptly undertake the defense of such Claim or having undertaken such defense thereafter fails to do so diligently and in good faith, then the indemnified party may proceed with the defense of such Claim and:

               (i)  all  expenses  incurred  and relating to the defense of such
                    Claim   shall  be  borne   and  paid   exclusively   by  the
                    indemnifying party;

               (ii) the   indemnifying   party  shall  make   available  to  the
                    indemnified party any documents and materials in the possession or control of the indemnifying party that may be necessary to the defense of such Claim;

               (iii)the  indemnified  party  shall keep the  indemnifying  party informed of all material developments and events relating to such Claim; and

               (iv) the indemnified party shall have the right to settle, adjust or compromise such Claim with the consent of the indemnifying party which shall not be unreasonably withheld or delayed.

     9.7 Payment. Claims for indemnification involving the payment of money by an indemnifying party to an indemnified party shall be paid by the indemnifying party within 30 days of notification thereof; claims for indemnification involving amounts due to third parties shall be promptly paid by the indemnifying party, subject to the indemnifying party's right to defend such third party claim as provided in Section 9.6 above.


     9.8 Interest. Any party that is required to provide indemnification pursuant to this Article 9 with respect to any Damages shall also be required to pay the indemnified party interest on the amount of such Damages (for the period commencing as of the date on which such other person or entity first incurred or otherwise became subject to such Damages, with respect to Claims by third parties, or the Closing Date, with respect to all other claims for indemnification, and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate equal to the prime rate as reported in the Money Rates section of The Wall Street Journal, except to the extent interest has been included in the amount of Damages awarded.

     9.9  Allocation.  Any  payment of  indemnification  by Sellers  pursuant to
Section 9.2 shall be treated by the parties for tax purposes as an adjustment to the Purchase Price.

     9.10 Knowledge. Notwithstanding the foregoing provisions of Article 9: (a) the Hibernia Indemnified Parties shall not be entitled to indemnification pursuant to Article 9 with respect to any breach by Sellers of a representation or warranty to the extent that any of the persons identified on Schedule 9.10 had, at any time prior to the Closing Date, actual knowledge of such breach and Constructive Knowledge of the Damages resulting from such breach; and (b) Sellers shall not be entitled to indemnification pursuant to Article 9 with respect to any breach by Purchaser of a representation or warranty to the extent that either of the Sellers had, at any time prior to the Closing Date, actual knowledge of such breach and Constructive Knowledge of the Damages resulting from such breach. A person with actual knowledge of a breach of a warranty or representation prior to the Closing Date shall have an affirmative duty to inquire of the other party into such breach as the circumstances would reasonably permit prior to the Closing Date, and "Constructive Knowledge" shall mean the knowledge that a reasonably prudent person would have obtained as a result of such inquiry of the other party and as a result of such consultation by such prudent person with its consultants and advisors with respect to the subject matter of such inquiry as the circumstances would reasonably permit prior to the Closing Date.

                                  ARTICLE 10.
                                  TAX MATTERS

     10.1 Cooperation and Records Retention. Sellers and Purchaser shall (i) each provide the other, and Purchaser shall cause the Company (or any successor), to provide Sellers, with such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for taxes, (ii) each retain and provide the other, and Purchaser shall cause the Company (or any successor), to retain and provide Sellers with, any records or other information that may be relevant to such tax return, audit or examination, proceeding, or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Purchaser shall retain, and shall cause the Company (or any successor) to retain, and Sellers shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.


     10.2 Transfer Taxes. Sellers shall promptly pay all sales, use, transfer and related taxes with respect to the transactions contemplated hereby.

                                  ARTICLE 11.
                               GENERAL PROVISIONS

     11.1 Expenses. Sellers will bear all expenses incurred by the Company or any Subsidiary or Sellers in connection with the negotiation, preparation, execution, and performance of this Agreement and in connection with offering the Shares for sale and the process leading up to, and including, the transactions contemplated by this Agreement (including, without limitation, all fees and expenses of agents, representatives, counsel, financial advisors and accountants), and Purchaser will bear all expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated by this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to the provisions of Section 8.2 above. Sellers will, by the Closing Date, reimburse the Company and the Subsidiaries for all expenses which the Company or any Subsidiary may have paid that are to be borne by Sellers pursuant to this Section. Sellers will indemnify and hold harmless the Company and the Subsidiaries of and from any and all claims relating to any such expenses which are to be borne by Sellers pursuant to this Section, and neither such indemnification nor any indemnification by any party pursuant to Article 9 for any breach of the provisions of this Section 11.1 shall be subject to any of the time or dollar limitations of Article 9 or shall be taken into account in calculating such dollar limitations. Purchaser will indemnify and hold harmless the Sellers, the Company and the Subsidiaries of and from any and all claims relating to any such expenses which are to be borne by Purchaser pursuant to this Section, and neither such indemnification nor any indemnification by any party pursuant to Article 9 for any breach of the provisions of this Section
11.1 shall be subject to any of the time or dollar limitations of Article 9 or shall be taken into account in calculating such dollar limitations.

     11.2 Press Releases. No party hereto shall issue any press release relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other parties hereto to the content and manner of presentation and publication thereof, which consent shall not be unreasonably withheld or delayed; provided, however, that the party shall be entitled, following reasonable prior written notice to the other party, to issue such press releases and make such public statements as are, in the opinion of its legal counsel, required by applicable law.

     11.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) delivered by telecopier to a telecopier number given below, provided that a copy is mailed on the same date by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case as follows:


         If to Purchaser or :                 Hibernia National Bank
                                              313 Carondelet Street
                                              New Orleans, Louisiana 70130
                                              Fax: (504) 533-5297
                                              Attention: Mr. Ron E. Samford, Jr.

         with copies to:                      Phelps Dunbar, LLP
                                              Suite 2000
                                              365 Canal Street
                                              New Orleans, Louisiana 70130
                                              Fax: (504) 568-9130
                                              Attention: Mark A. Fullmer, Esq.

         If to Sellers:                       Mr. Stephen R. Rosenthal


                                              Mrs. Leslie R. Jacobs


         with copies to:                      Adams & Reese, LLP
                                              Suite 4500
                                              One Shell Square
                                              New Orleans, Louisiana  70130
                                              Fax: (504) 566-0210
                                              Attention: Paul G. Pastorek, Esq.

or to such other addresses as a party may designate by notice to the other parties.

     11.4 Further Assurances. The parties agree (a)to furnish upon request to each other such further information, (b)to execute and deliver to each other such other documents, and (c)to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.5 Waiver. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. Any condition of Closing that has not been satisfied shall be deemed to have been waived by each party entitled to the satisfaction thereof if the Closing occurs without such satisfaction, but no party which waives or is deemed to waive a condition to Closing shall, by reason of such waiver or deemed waiver, waive any indemnification rights under Article 9.

     11.6 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (other than the Confidentiality Agreement dated February 21, 2000, among the parties which shall remain in full force and effect) and constitutes (along with the documents referred to in or being delivered in connection with this Agreement) the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants, agreements or commitments by the parties except as set forth herein, in documents delivered simultaneously with the execution and delivery of this Agreement and in the documents to be delivered at the Closing or in connection with this Agreement. This Agreement may not be amended except by a written agreement executed by all parties to this Agreement.

     11.7 Disclosure Schedule. The disclosures in the Disclosure Schedule and the Hibernia Disclosure Schedule, and those in any supplement thereto, shall expressly refer to a Section of this Agreement; provided, however, that disclosures in the Disclosure Schedule (or the Hibernia Disclosure Schedule) expressly referring to a Section of this Agreement may incorporate by reference the disclosures in the Disclosure Schedule (or the Hibernia Disclosure Schedule) with respect to any other Section of this Agreement; and provided further, that any fact or circumstance disclosed with respect to a particular Section shall likewise be deemed to be a disclosure with respect to another Section if the fact or circumstances disclosed may reasonably be deemed pertinent to such other Section.

     11.8 Assignments, Successors, and No Third-Party Rights. No party may assign any of its or his rights under this Agreement prior to the Closing without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed. No party may assign its obligations under this Agreement without the consent of the other parties (which consent shall be in such other parties’ sole discretion), unless (i) such assignment does not relieve the assignor from such obligations, (ii) the assignee specifically assumes all such obligations and (iii) the combined creditworthiness of the assignor and assignee is not materially less than the creditworthiness of the assignor prior to the assignment. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors, permitted assigns and heirs of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, other than as otherwise expressly provided in this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, the indemnified parties referred to in Section 9.2, the other third parties who are expressly accorded rights by this Agreement, and in each such case their respective heirs, successors and permitted assigns.

     11.9 Severability. If any provision of this Agreement is held invalid or unenforceable in its entirety by any court of competent jurisdiction, that provision alone shall be severed and the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable and the remaining provisions of this Agreement shall not be affected by such invalidity.

     11.10 Section Headings; Construction. The headings of the Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.11 Governing Law. This Agreement will be governed by the laws of the State of Louisiana without regard to applicable conflicts of laws principles.

     11.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.13 Independence. All representations and warranties under this Agreement shall be given independent effect so that if any given representation or warranty is breached, the fact that another representation or warranty concerning the same or similar subject matter is not breached shall not affect the breach of the given representation or warranty.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                                     HIBERNIA NATIONAL BANK



                                      By:
                                      Ron E. Samford, Jr.
                                      Executive Vice President and Controller




                                      Stephen R. Rosenthal



                                      Leslie R. Jacobs

                            INTERVENTION OF SPOUSES

     NOW COMES Sandra F. Rosenthal, wife of Stephen R. Rosenthal, and Scott B. Jacobs, husband of Leslie R. Jacobs, and, to the extent that they have any community property or other interest in any of the transactions contemplated by the foregoing Stock Purchase Agreement and any of the Closing Documents or related agreements, hereby ratifies, approves, consents to and joins in all of such transactions; and specifically joins in and grants the release given in
Section 4.9 to the same extent as if the term "Seller" as used in Section 4.9 included them, individually.

         New Orleans, Louisiana, May _____, 2000





                                      Sandra F. Rosenthal





                                      Scott B. Jacobs

SCHEDULE 1.2

                         NUMBER OF SHARES                PERCENTAGE OF TOTAL
NAME OF SELLER           OF COMMON STOCK                 OUTSTANDING SHARES
                         --------------------------      -----------------------------

                         Date Hereof    At Closing        Date Hereof    At Closing

Stephen R. Rosenthal        50.9         52                   49%           50%

Leslie R. Jacobs            53.1         52                   51%           50%


* The actual number of shares that may be acquired upon exercise of the Warrants shall be determined on the Closing Date in accordance with the formula set forth on Schedule 1A.2-3.